Exhibit 4.2

[FORM OF DUKE ENERGY INTERNOTE (FLOATING RATE)]

[FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

REGISTERED	CUSIP No.:	PRINCIPAL AMOUNT:
No. -		$

DUKE ENERGY CORPORATION

DUKE ENERGY INTERNOTE

(Floating Rate)

ISSUE PRICE (expressed as a percentage of principal amount): %	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:

INITIAL INTEREST RATE:	INITIAL INTEREST RESET DATE:

INTEREST RATE INDEX:
☐ LIBOR	☐ Treasury Rate	☐ Federal Funds Rate
☐ Prime Rate	☐ Other (see Addendum)

INDEX MATURITY:	SPREAD (PLUS OR MINUS):	SPREAD MULTIPLIER:

INTEREST RESET DATE(S):	INTEREST RESET PERIOD:	INTEREST DETERMINATION DATE:

CALCULATION DATE:	MAXIMUM INTEREST RATE: %	MINIMUM INTEREST RATE: %

INTEREST PAYMENT FREQUENCY:		DAY COUNT BASIS (if other than 30/360):
☐ Quarterly	☐ Annually
☐ Semi-Annually	☐ At Maturity

REDEMPTION COMMENCEMENT DATE:	INITIAL REDEMPTION PERCENTAGE: % (% of par)	ANNUAL REDEMPTION PERCENTAGE REDUCTION: % (% of par)

OPTIONAL REPAYMENT DATE(S):	CALCULATION AGENT (if other than The Bank of New York Mellon Trust Company, N.A.):

DISCOUNT NOTE:
☐ Yes ☐ No
TOTAL AMOUNT OID:	INITIAL ACCRUAL PERIOD OID:	YIELD TO MATURITY:

SURVIVOR OPTION:	ADDENDUM ATTACHED	OTHER/ADDITIONAL
☐ Yes (if yes, the attached Survivor’s Option Rider is incorporated into this Note)	☐ Yes ☐ No	PROVISIONS:

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount stated above on the Stated Maturity Date stated above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal redeemable or repayable on such date) and to pay interest thereon (and on any overdue principal, premium, if any and/or interest to the extent legally enforceable) at the Initial Interest Rate per year stated above until the first Interest Reset Date specified above next succeeding the Original Issue Date specified above (such first Interest Reset Date being hereinafter referred to as the “Initial Interest Reset Date”) and thereafter at a rate per year determined in accordance with the provisions specified above and on the reverse hereof with respect to the Interest Rate Index specified above, until the principal hereof is paid or duly made available for payment. The Corporation will pay interest in arrears on each Interest Payment Date (as defined below), if any, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above (the “Original Issue Date”), and on the Maturity Date; provided, however, that if the Original Issue Date occurs after a Record Date (as defined below) and on or before the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date and will be payable to the registered holder (the “Holder”) of this Note at the close of business on the Record Date with respect to such second Interest Payment Date. Unless otherwise set forth in an addendum attached hereto, in the case the Interest Payment Frequency specified above is Quarterly, the Interest Payment Dates shall be the fifteenth day of each March, June, September and December following the Original Issue Date; in the case the Interest Payment Frequency specified above is Semi-Annually, the Interest Payment Dates shall be the fifteenth day of each March and September following the Original Issue Date; and in the case the Interest Payment Frequency specified above is Annually, the Interest Payment Dates shall be the fifteenth day of every June following the Original Issue Date (each, an “Interest Payment Date”); provided, however, that if any such fifteenth day is not a Business Day (as defined below) then, unless such fifteenth day is the Maturity Date, the Interest Payment Date shall be the Business Day next succeeding such fifteenth day, except that if this Note is a LIBOR Note (as defined on the reverse hereof), and such next succeeding Business Day falls in the next succeeding calendar month, then the Interest Payment Date shall be the Business Day immediately preceding such fifteenth day.

The interest payable on any Interest Payment Date (other than an Interest Payment Date that is a Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the first day of the calendar month (whether or not a Business Day) in which such Interest Payment Date occurs (the “Record Date”); provided, that any interest payable on a Maturity Date will be payable to the Person to whom the principal hereof and premium, if any, hereon shall be payable against presentation and surrender of the Note. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Tranche (as defined herein ) of which this Note is a part shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has previously been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be.  Unless otherwise specified on the face hereof, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  If the Maturity Date is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on such next succeeding Business Day. Unless otherwise set forth in an addendum attached hereto, as used herein, “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office of the Trustee is closed for business, and, if this Note is a LIBOR

Note, a day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.  “Legal Holiday” means any day that is a legal holiday in New York, New York.

Payment of principal of, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on this Note represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.  If this Note is no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due on the Maturity Date shall be made at the office of the Paying Agent upon presentation and surrender of this Note to the Paying Agent (and, with respect to any applicable optional repayment of this Note, upon delivery of the Option to Elect Repayment (or if repayable pursuant to a Survivor’s Option, a Notice of Election to Exercise Survivor’s Option) as contemplated on the reverse hereof and the Survivor’s Option Rider hereto), and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender and delivery where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.  Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Person.

This Note shall not have a sinking fund.

This Note shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND, IF SO SPECIFIED ON THE FACE HEREOF, IN AN ADDENDUM HERETO, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME FORCE AND EFFECT AS IF SET FORTH ON THE FACE HEREOF.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed by one of its duly authorized officers.

Duke Energy Corporation

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

DUKE ENERGY CORPORATION

DUKE ENERGY INTERNOTE

(Floating Rate)

This Note is one of a duly authorized issue of Securities of the Corporation (the “Securities”) issued and issuable in one or more series under an Indenture dated as of June 3, 2008, as supplemented (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Note is one of the series of Securities due one year or more from the date of issue and designated as “Duke Energy InterNotes”* (the “InterNotes”) and is one of a tranche (this “Tranche”) of such series of InterNotes having the same tenor and terms. This Note and any other certificates evidencing the InterNotes of this Tranche are referred to as the “Notes.”  All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

This Note will not be redeemable or repayable prior to the Stated Maturity Date unless otherwise specified on the face hereof, in which event this Note will be redeemable or repayable in accordance with the provisions of the following five paragraphs unless such provisions are modified by an Addendum hereto.

This Note will be subject to redemption at the option of the Corporation on any date on or after the Redemption Commencement Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000 ), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not less than 30 nor more than 60 days prior to the Redemption Date.  The “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed.  The Initial Redemption Percentage shall decline at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed.  In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Corporation in the name of the Holder hereof upon the presentation and surrender hereof.

If notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on this Tranche or portions of this Tranche called for redemption.  In the event that any Redemption Date is not a Business Day, the Corporation will pay the redemption price on the next Business Day without any interest or other payment in respect of any such delay.  If less than all this Tranche is to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.  The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or any integral multiple of $1,000 in excess thereof.

This Note will be subject to repayment by the Corporation at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000 ), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to, but excluding, the date fixed for repayment (the “Repayment Date”).  For this Note to be repaid, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, such Note and a duly signed and completed Option to Elect Repayment, in the form attached hereto, forwarded by the Holder

*  InterNotes® is a registered service mark of Incapital Holdings LLC.

hereof.  Exercise of such repayment option by the Holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Corporation in the name of the Holder hereof upon the presentation and surrender hereof.

Notwithstanding the foregoing, if this Note is specified on the face hereof to be a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to, but excluding, the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated.  If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

This Note will bear interest during each day of an Interest Reset Period at the rate per year applicable to such Interest Reset Period determined in accordance with the applicable provisions below by reference to the Interest Rate Index specified on the face hereof based on the Index Maturity, if any, specified on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof.  Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). As used herein, “Interest Reset Period” shall mean the time period of the duration specified on the face hereof which runs from and including, an Interest Reset Date to, but not including, the next succeeding Interest Reset Date (or, if earlier, the Maturity Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Interest Rate Index specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

If the Interest Rate Index specified on the face hereof is Federal Funds Rate or Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date for this Note shall be the second Business Day prior to such Interest Reset Date. If the Interest Rate Index specified on the face hereof is LIBOR (in which case this Note shall be a “LIBOR Note” as such term is used herein), the Interest Determination Date pertaining to an Interest Reset Date for this Note shall be the second London Business Day prior to such Interest Reset Date. As used herein, “London Business Day” means any day on which dealings in deposits in the United States dollars are transacted in the London interbank market. If the Interest Rate Index specified on the face hereof is Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date for this Note shall be the day of the week in which such Interest Reset Date falls on which direct obligations of the United States (“Treasury Bills”) normally would be auctioned, whether such auction occurs or not. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Stated Maturity Date or date of earlier redemption or repayment, as the case may be. The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error. As used herein, “Calculation Agent” shall mean the Calculation Agent specified on the face hereof or, if a Calculation Agent is not so specified, The Bank of New York Mellon Trust Company, N.A. and, in either such case, its successors and assigns and any replacement therefor appointed by the Corporation upon its resignation or removal.

Accrued interest hereon shall be an amount calculated by multiplying the Principal Amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Interest Rate Index specified on the face hereof is LIBOR, Federal Funds Rate or Prime Rate or (ii) by the actual number of days in the year if the Interest Rate Index specified on the face hereof is Treasury Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)). All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent (with one-half cent being rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate specified on the face hereof).

The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and the Interest Rate Index provisions set forth below. At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if available, the interest rate that will become effective as of the next Interest Reset Date.

Determination of LIBOR Rate. If this Note is a LIBOR Note, it will bear interest at a rate per year calculated using LIBOR (as defined below) and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

“LIBOR” with respect to any Interest Determination Date will be the rate for deposits in U.S. dollars having the Index Maturity, specified on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for United States dollars) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such Interest Determination Date.

If the rate cannot be set as described above, then “LIBOR” shall be determined as follows:

(i)                                     The Calculation Agent will select (after consultation with the Corporation) the principal London offices of four major banks in the London interbank market, and will request each bank to provide its offered quotation for deposits in United States dollars for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in United States dollars in the market at that time.

(ii)                                  If at least two of these banks provide a quotation, the Calculation Agent will compute LIBOR on the Interest Determination Date as the arithmetic mean of such quotations.

(iii)                               If fewer than two of these banks provide a quotation, the Calculation Agent will select (after consultation with the Corporation) three major banks in The City of New York to provide a rate quote at approximately 3:00 p.m., New York City time, on the Interest Determination Date in United States dollars for loans to leading European banks, having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following the Interest Determination Date and in a principal amount that is representative for a single transaction in the market at that time. The Calculation Agent will compute LIBOR on the Interest Determination Date as the arithmetic mean of these quoted rates.

(iv)                              If none of these banks provides a quotation as contemplated above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or, if there was no preceding Interest Reset Period, the rate of interest payable will be the Initial Interest Rate specified on the face hereof.

Any interest rate on this Note that the Calculation Agent is required to calculate by reference to a rate displayed on Reuters or other electronic service (any of Reuters or other electronic service, a “Service”) may, if such rate of such Service is also reported on Bloomberg L.P. (“Bloomberg”) or another recognized electronic source (any of Bloomberg or such other recognized electronic source, a “Source”), be calculated by the Calculation Agent using the report of such rate of such Service on such Source, unless the Calculation Agent has actual knowledge that such report on such Source is inaccurate.

Determination of Treasury Rate. If the Interest Rate Index specified on the face hereof is Treasury Rate, this Note will bear interest at a rate per year calculated using the Treasury Rate (as defined below) and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

As used herein, “Treasury Rate” means the rate for the auction held on the Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as that rate appears on the display on Reuters (or any successor Service) on page USAUCTION 10 (or any other page as may replace this page on that Service or any successor Service) or page USAUCTION 11 (or any other page as may replace this page on that Service or any successor Service) under the heading “INVEST RATE.”

If the rate cannot be set as described above, then “Treasury Rate” shall be determined by the Calculation Agent using the following methods in succession:

(i)                                     If the rate is not published as described above by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate will be the auction average rate of Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) as otherwise announced by the U.S. Department of Treasury.

(ii)                                  In the event that the auction rate of Treasury Bills having the Index Maturity specified on the face hereof is not published by 3:00 p.m., New York City time, on such Calculation Date, or if no auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) on the Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on such Calculation Date, the rate on the Interest Determination Date of Treasury Bills as published in H.15 Daily Update, or other Source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(iii)                               If the rate is not yet published in H.15 Daily Update or another Source by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate will be calculated as a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary U.S. government securities dealers in The City of New York selected by the Calculation Agent (after consultation with the Corporation) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof.

(iv)                              If fewer than three of the dealers are quoting as contemplated above, the Treasury Rate for that Interest Determination Date will remain the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no preceding Interest Reset Period, the rate of interest payable will be the Initial Interest Rate specified on the face hereof.

As used herein:

(i)                                     “H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication as published weekly by the Board of Governors of the Federal Reserve System.

(ii)                                  “H.15 Daily Update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of the Federal Funds Rate. If the Interest Rate Index specified on the face hereof is Federal Funds Rate, this Note will bear interest at a rate per year calculated using the Federal Funds Rate (as defined below) and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

As used herein, “Federal Funds Rate” means, for an Interest Determination Date, the rate with respect to that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Reuters (or any successor Service) on page FEDFUNDS 1 (or any other page as may replace this page on that Service or any successor Service) (“Reuters Page FEDFUNDS 1”).

If the rate cannot be set as described above, then “Federal Funds Rate” shall be determined by the Calculation Agent using the following methods in succession:

(i)                                     If the rate does not appear on Reuters Page FEDFUNDS 1 or is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate will be the rate with respect to the Interest Determination Date as published in the H.15 Daily Update or another Source used for the purpose of displaying this rate under the heading “Federal Funds (Effective).”

(ii)                                  If the rate is not yet published in H.15 Daily Update or another Source by 3:00 p.m., New York City time, on such Calculation Date, then the Federal Funds Rate with respect to the Interest Determination Date will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Corporation).

(iii)                               If fewer than three brokers are quoting as contemplated above, the Federal Funds Rate for that Interest Determination Date will remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no preceding Interest Reset Period, the rate of interest payable will be the Initial Interest Rate specified on the face hereof.

Determination of Prime Rate. If the Interest Rate Index specified on the face hereof is Prime Rate, this Note will bear interest at a rate calculated using the Prime Rate (as defined below) and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

As used herein, “Prime Rate” means, with respect to an Interest Determination Date, the rate set forth on that date in H.15(519) under the heading “Bank Prime Loan” or if not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on the Interest Determination Date as published in H.15 Daily Update, or another Source used for the purpose of displaying this rate, under the heading “Bank Prime Loan.”

If the rate cannot be set as described above, then “Prime Rate” shall be determined by the Calculation Agent using the following methods in succession:

(i)                                     If the rate is not published in H.15 Daily Update or another Source by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on Reuters on page USPRIME 1 (or any other page as may replace this page on that Service or any successor Service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME 1”) as a bank’s publicly announced prime rate or base lending rate in effect as of 3:00 p.m., New York City time, on the Interest Determination Date.

(ii)                                  If fewer than four rates appear on Reuters Page USPRIME 1 on that date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Corporation) on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date.

(iii)                               If fewer than three banks are quoting as contemplated above, the Prime Rate for that Interest Determination Date will remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no preceding Interest Reset Period, the rate of interest payable will be the Initial Interest Rate specified on the face hereof.

Notwithstanding the foregoing, the interest rate will in no event be (i) higher than the lesser of (x) 18% per year, (y) the maximum rate permitted by New York law as the same may be modified by United States law of general application and (z) the Maximum Interest Rate, if any, specified on the face hereof or (ii) be less than the Minimum Interest Rate, if any, specified on the face hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class).  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences.  The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is issuable only in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Corporation.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Corporation to repay the within Note (or portion thereof specified below) pursuant to its terms at a price as specified therein with respect to the Optional Repayment Date (which, if the within Note provides for more than one Optional Repayment Date, is specified below), to the undersigned, at (Please print or typewrite name and address of the undersigned):

Name:

Address:

Optional Repayment Date:

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or any integral multiple thereof ) which the holder elects to have repaid:                             ; and specify the denomination or denominations (which shall not be less than $1,000 and shall be in any integral multiples thereof) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

By

Date:

NOTICE:

The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatsoever.

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:
(Please Print)
Title:

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:           , 20

SURVIVOR’S OPTION RIDER

If the Survivor’s Option is applicable to this Note, the authorized representative of a deceased beneficial owner of the Note or a beneficial interest in the Note shall have the option to elect repayment of such Note or interest following the death of the owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, no Survivor’s Option may be exercised unless the Note or a beneficial interest in the Note was purchased at least six months prior to the representative’s exercise of the Survivor’s Option.

Pursuant to exercise of the Survivor’s Option, the Corporation shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price (unless otherwise specified on the face of this Note) equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note, plus interest accrued to, but excluding, the date of such repayment, subject to the following limitations:

(a) The Corporation may, in its sole discretion, limit the aggregate principal amount of InterNotes as to which exercises of the Survivor’s Option shall be accepted by the Corporation from Representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all InterNotes outstanding as of the end of the most recent calendar year, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, the aggregate principal amount of InterNotes (or portions thereof) as to which exercises of the Survivor’s Option will be accepted with respect to a Representative of a deceased beneficial owner of InterNotes or a beneficial interest in InterNotes.

(b) The Corporation shall not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000, or that would result in a Note remaining outstanding after repayment of less than $1,000 (the minimum authorized denomination of the InterNotes).

(c) Any valid exercise of the Survivor’s Option may not be withdrawn and any Note (or portion thereof) subject to such valid exercise may not be transferred prior to repurchase or repayment.

Each valid exercise of the Survivor’s Option shall be accepted promptly in the order that elections are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene any of the limitations described above, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of InterNotes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has exceeded any of the limitations described above, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to InterNotes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such InterNotes (or portions thereof) were tendered. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted due to the application of the limitations described above, the Trustee shall deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register, that states the reason such Note (or portion thereof) has not been accepted for repayment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive (i) tender of a Note (or portion thereof) to be repaid, (ii) appropriate evidence satisfactory to the Corporation and the Trustee (A) that the deceased was the owner of a beneficial interest in such Note at the time of death and that the deceased or the estate has owned the Note or the beneficial interest therein for at least six months prior to the request for repayment, (B) that the death of such beneficial owner has occurred, (C) of the date of death of the beneficial owner and (D) that the Representative has authority to act on behalf of the deceased beneficial owner, (iii) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Corporation and the Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in such Note, (iv) a written request for repayment signed by the

Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States,(v) if applicable, a properly executed assignment or endorsement, (vi) tax waivers and such other instruments or documents that the Corporation or the Trustee reasonably requires in order to establish the validity of beneficial ownership of the Note and the claimant’s entitlement to payment and (vii) any additional information the Corporation or the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document the beneficial ownership interest in the Note or authority to make the election and to cause the repayment of the Note (or portion thereof). Subject to the Corporation’s right hereunder to limit the aggregate principal amount of InterNotes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Corporation, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the owner of such beneficial ownership interest in such Note, and the entire principal amount of such beneficial ownership interest in such Note so held shall be subject to repayment upon request in the manner contemplated hereby.  The death of a person owning a beneficial ownership interest in a Note by tenancy in common shall be deemed the death of the owner of such beneficial ownership interest in such Note only with respect to the deceased beneficial owner’s interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the owner of the beneficial ownership interest in the Note, and the entire principal amount of the beneficial ownership interest in the Note so held shall be subject to repayment upon request in the manner contemplated hereby. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the beneficial owner thereof for purposes of this provision, regardless of whether the beneficial owner was the registered Holder of the Note, if entitlement to such beneficial interest can be established to the satisfaction of the Corporation and the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

For Notes represented by a Global Security, the Depositary or its nominee shall be the Holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in clauses (ii), (iii), (iv), (vi) and (vii) of the second preceding paragraph and (ii) written instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option.  Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) evidence satisfactory to the Corporation and the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives from the Trustee pursuant to exercise of the Survivor’s Option to the appropriate Representative.

DUKE ENERGY CORPORATION

DUKE ENERGY INTERNOTES

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

☐

By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below; (2) (a) the deceased was the beneficial owner of the principal amount of Duke Energy InterNotes listed below at the date of his or her death and such InterNotes have been held by the deceased or his or her estate for at least six months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; and (3) subject to the aggregate limitation on the amount of Duke Energy InterNotes that may be tendered in any calendar year, it hereby elects to tender the principal amount of Duke Energy InterNotes set forth below for repayment by Duke Energy Corporation for a price equal to 100% of the principal amount of the beneficial interest of the deceased owner (or such lesser amount as may be accepted for repayment) plus unpaid interest accrued to, but excluding, the date of repayment.

The deceased beneficial owner held the principal amount of Duke Energy InterNotes to be tendered as (check one):

—

a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to all of the beneficial interest during his or her lifetime.

—	a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased beneficial owner. $

Full name of deceased beneficial owner:

Date of death of the deceased beneficial owner (please attach death certificate):

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Principal amount of Duke Energy InterNotes being tendered for repayment (amount must exceed $1,000 and be an integral multiple of $1,000):

$

Duke Energy Corporation may, in its sole discretion, limit the aggregate principal amount of Duke Energy InterNotes that may be tendered pursuant to the Survivor’s Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine in its sole discretion.  Additional limitations with respect to aggregate exercises by all holders and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated November 13, 2012.  Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A. , as Trustee on behalf of Duke Energy Corporation, have the right to reject tenders of Duke Energy InterNotes if a properly executed election is not submitted or if the Trustee fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND DUKE ENERGY INTERNOTES SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED

PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased holder. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

Signature(s) of Authorized Representative(s):

Dated:          , 20

Name(s):
(Please Print)
Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:
(Please Print)
Title:

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:           , 20